   Exhibit (21)  Subsidiaries of the Registrant



                                                        Percentage
                                   Jurisdiction of       owned by
Subsidiaries                       Incorporation        Registrant
- ------------                       -------------        ----------
Vira-Tech, Inc.                      Florida               100%

Viragen (Scotland) Ltd. (1)          Scotland (UK)         100%

Viragen Technology, Inc. (2)         Florida               100%





(1)                   Incorporated January 17, 1995.
(2)                   Incorporated June 13, 1995.